Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities I Trust 2004-HE4, Asset-Backed Certificates, Series 2004-HE4 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
A-1
CGM/ SAL BR
20,000,000
15%
333 W. 34 th Street, Third Floor
New York, NY 10001

SSB&T Co
45,000,000
35%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

Deutsche Bank
53,126,000
41%
1251 Avenue of the Americas
New York, NY 10020

Investors Bank
10,000,000
7%
200 Clarendon St., Ninth Floor
Corporate Actions Unit/TOP57
Boston, MA 02116

A-2
The Bank of New York
19,000,000
25%
One Wall Street
New York, NY 10286

SSB&T Co
53,500,000
71%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

A-3
LaSalle Bank NA
33,884,000
100%
135 S. LaSalle Street
Chicago, IL 60603

M-1
JP Morgan Chase Bank NA
17,776,000
100%
14201 Dallas Parkway
Dallas, TX 75254

M-2
The Bank of New York
14,220,000
100%
One Wall Street
New York, NY 10286

M-3
The Bank of New York
4,444,000
100%
One Wall Street
New York, NY 10286

M-4
JP Morgan Chase Bank NA
3,259,000
100%
14201 Dallas Parkway
Dallas, TX 75254

M-5 JP Morgan Chase Bank NA 3,555,000 100% 14201 Dallas Parkway Dallas, TX 75254 M-6 Bear Stearns 2,963,000 100% One MetroTech Center North, Fourth Floor Brooklyn, NY 11201-3862